Exhibit 10.15

CLOVER HEALTH INVESTMENTS, CORP.

AMENDED AND RESTATED

2014 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”) are to: (a) enable Clover Health Investments, Corp., a Delaware corporation formerly known as CarePoint Investments, Corp. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, unless otherwise provided by the Board with respect to a particular Award, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with such Person.

(b) “Award” means a grant of Options, Restricted Stock or Restricted Stock Units pursuant to the provisions of the Plan.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

(e) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within fifteen (15) days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within fifteen (15) days after the delivery of written notice thereof; or (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, non-competition, non-solicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change in Control” means, with respect to any entity: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the entity) by stockholders of the entity, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the entity to one or more Persons, (ii) the sale of all or substantially all of the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the liquidation, dissolution or winding up of the entity.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i) “Common Stock” means the Company’s common stock, $0.0001 par value, subject to substitution or adjustment as provided in Section 3(c) hereof.

(j) “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

(k) “Director” means a member of the Board.

(l) “Disability” means a condition rendering a Participant Disabled.

(m) “Disabled” with respect to a particular Participant will have the same meaning as set forth in any long-term disability policy or program sponsored by the Company or any Affiliate covering such Participant, as in effect as of the date of such determination, or if no such policy or program shall be in effect, “Disabled” will have the meaning as set forth in Section 22(e)(3) of the Code.

(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” of a Share, means, as of any date: (i) the closing price of the Share as reported on the principal nationally recognized stock exchange on which the type of Shares are traded on such date, or if no prices are reported with respect to such Shares on such date, the closing price of the Share on the last preceding date on which there were reported prices of such Shares or (ii) if Shares of that type are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the Fair Market Value will be determined in good faith by the Board acting in its discretion based upon the reasonable application of a reasonable valuation method taking into account the facts and circumstances existing on the valuation date, which determination will be conclusive.

(p) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(q) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the U.S. Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(r) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(s) “Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

(t) “Parent” means a “parent corporation” of the Company (or, in the context of Section 15(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Participant” means an employee, leased employee, consultant, Director or other service provider of the Company or any of its Affiliates to whom an Award is granted.

(v) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(w) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 hereof.

(x) “Restricted Stock Purchase Agreement” means a written agreement between the Company and a Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Award Agreement.

(y) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 hereof.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Shares” means shares of Common Stock, subject to substitution or adjustment as provided in Section 3(c) hereof.

(bb) “Stockholders Agreement” means any stockholders agreement, by and between the Company and certain stockholders and/or one or more agreements among the Company, a Participant (or such Participant’s estate, heirs or beneficiaries) and other parties thereto in such form determined from time to time by the Company in its sole discretion, that include terms and conditions that provide the Company and/or other stockholders with (i) a right of first refusal or impose other restrictions with respect to the transfer of Shares, (ii) a voting agreement with respect to Shares, (iii) “drag-along” rights in favor of the stockholders owning a specified threshold of Shares of the Company, (iv) “market standoff” or “lock-up” conditions or (v) such other reasonable terms and conditions as the Board may require, if any.

(cc) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 5(b)(viii) of the Plan, as evidenced by a Restricted Stock Purchase Agreement or other notice.

(dd) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION 2. Administration.

(a) The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe.

(b) Subject to the requirements of the Company’s By-Laws (as the same may be amended and/or restated from time to time) and Certificate of Incorporation (as the same may be amended and/or restated from time to time), any Stockholders Agreement and any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than one member, who shall serve for such period of time as the Board determines. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(c) Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.

(d) The Board will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Board will have the authority:

(i) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(ii) to determine the type of Award to be granted to any person hereunder;

(iii) to determine the number and type of Shares, if any, to be covered by each Award;

(iv) to establish the terms and conditions of each Award Agreement;

(v) to determine whether and under what circumstances an Option may be exercised without a payment of cash under
Section 5(b)(iv);

(vi) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant; and

(vii) to require that, upon exercise of any Award granted under the Plan, the Participant shall become party to (X) any Stockholder Agreement the Board may require and (Y) any other agreement the Board may require.

(e) The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

(f) All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company, its Affiliates and Participants. No Director or member of the Committee, nor any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Awards under the Plan is Eight Million Nine Hundred Thirty-Five Thousand Two Hundred Sixty-Three (8,935,263) all of which may be issued in respect of Incentive Stock Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Stock or Restricted Stock Unit is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 12(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan. Finally, if any Share is received in satisfaction of the exercise price payable upon exercise of an Option, that Share will become available for grant under the Plan.

(c) Other Adjustment. Subject to any required action by the stockholders of the Company, the number and type of Shares covered by each outstanding Option and/or Restricted Stock Unit, and the number and type of Shares of Restricted Stock outstanding, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Option and/or Restricted Stock Unit, shall be proportionately adjusted for any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, any other change in the corporate structure of the Company affecting the Shares or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder. With respect to any Award subject to Section 409A of the Code or could be subject to 409A, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan or Award to fail to comply with Section 409A.

(d) Corporate Events. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company or any of its Affiliates or any other merger, consolidation, reorganization or other corporate transaction involving the Company or any of its Affiliates including, without limitation, a transaction which results in the Company becoming a subsidiary of a corporate parent (each, a “Corporate Event”), the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Corporate Event: (i) cause any or all outstanding Options held by Participants affected by the Corporate Event to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding unvested Options held by Participants affected by the Corporate Event to be cancelled without consideration therefor; (iii) cause any or all Restricted Stock or Restricted Stock Units held by Participants affected by the Corporate Event to become non-forfeitable, in whole or in part; (iv) cause any Option to be assumed or cancelled in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (v) cancel any Restricted Stock or Restricted Stock Units held by a Participant affected by the Corporate Event in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor or parent corporation; (vi) redeem any Restricted Stock held by a Participant affected by the Corporate Transaction for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Corporate Event; (vii) cancel any Option held by a Participant affected by the Corporate Event in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Corporate Event and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Corporate Event does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor; or (viii) cancel any Restricted Stock Unit held by a Participant affected by the Corporate Event in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Corporate Event.

(e) Additional Requirements. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, in the event of a Change in Control, each Participant shall, except to the extent otherwise determined by the Board, be subject to substantially the same escrow, indemnification and similar obligations, contingencies and encumbrances contained in the definitive agreement relating to the Change in Control as other stockholders of the Company may be subject (including, without limitation, the requirement to contribute a proportionate number of Shares issued as a result of the exercise or vesting of an Award, or any cash or property that may be received upon exercise or exchange of an Award, to an escrow fund, or otherwise have a proportionate amount of such Shares, cash or other property encumbered by the indemnification, escrow and similar provisions of such definitive agreement). By accepting an Award, a Participant agrees to execute such documents and instruments as the Board may reasonably require for the Participant to be bound by such obligations. In the event that a Participant fails or refuses to execute such documents and instruments, such Participant’s Award (to the extent outstanding as of the date of the Change in Control) shall, unless otherwise determined by the Board, be canceled and be of no further force and effect upon the consummation of a Change in Control.

SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5. Options.

(a) Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve.

(b) The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) Option Price. The exercise price per Share purchasable under an Option will be not less than 100% of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(ii) Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than ten (10) years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(iii) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

(iv) Method of Exercise. Subject to the exercisability provisions of Section 5(b)(iii), the termination provisions set forth in Section 6 and the applicable Award Agreement, Options may be exercised in whole or in part (provided that the Company shall not be required to issue fractional shares) at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised. Subject to the approval of the Board, Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Board from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures. No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 12(a) hereof.

(v) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Parent or Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non- Qualified Stock Option.

(vi) Termination of Service. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 6 with respect to exercise upon or following termination of employment or other service.

(vii) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution; and (ii) all Options will be exercisable during the Participant’s lifetime only by the Participant or, in the event of his or her Disability, by his or her personal representative. Notwithstanding the foregoing, a Non-Qualified Stock Option may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s Immediate Family (as defined in the Company’s Bylaws) or to a trust established exclusively for the Participant and/or one or more such family members or to Participant’s former spouse (including, without limitation, any domestic partner or partner by virtue of same-sex marriage and/or civil union), to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Qualified Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

(viii) Stock Purchase Rights. An Option may be granted with a Stock Purchase Right or the Board may add a Stock Purchase Right with respect to all or any portion of an outstanding Option at any time in its sole discretion, provided that, if the Stock Purchase Right would disqualify an Incentive Stock Option as such, such Stock Purchase Right may only be added to such Incentive Stock Option with the consent of the Participant. A Stock Purchase Right may be accepted by execution of a Restricted Stock Purchase Agreement in such form as is acceptable to the Board. Unless the Board determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board in its sole discretion. During the period of the restrictions set forth in the Restricted Stock Purchase Agreement, the Shares so purchased shall be treated as Restricted Stock under the plan.

SECTION 6. Termination of Service. Unless otherwise specified with respect to a particular Award, Options granted hereunder will remain exercisable after termination of employment or other service only to the extent specified in this Section 6.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any of its Affiliates terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant (which, in the event that the Participant resides in the state of California, shall be no less than six (6) months from the date of termination), or (ii) if not specified by the Board, then twelve (12) months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any of its Affiliates terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant (which, in the event that the Participant resides in the state of California, shall be no less than six (6) months from the date of termination), or (ii) if not specified by the Board, then twelve (12) months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the

Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant (which, in the event that the Participant resides in the state of California, shall be no less than thirty (30) days from the date of termination), or (ii) if not specified by the Board, then ninety (90) days from the date of termination of service or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

SECTION 7. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.

(b) Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Stock may, but need not, be zero. A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, Stockholders Agreement, if any, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE CLOVER HEALTH INVESTMENTS, CORP. AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND CLOVER HEALTH INVESTMENTS, CORP. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF CLOVER HEALTH INVESTMENTS, CORP. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 7 will be subject to the following restrictions and conditions:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this Paragraph (ii) or Section 7(c)(i), once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3 of the

Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock lapse pursuant to Sections 3(d)), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 7(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 8. Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each granted Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Stock Unit shall entitle the Participant to whom it is granted a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash, Shares or a combination of cash and Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement.

SECTION 9. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made which would adversely affect the rights of a Participant with respect to an Award, without that Participant’s consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by the Company’s stockholders in a manner consistent with Section 1.422-5 of the Treasury Regulations, would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, the Board may at any time (without the consent of a Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award to the extent necessary to conform the provisions of the Plan or an Award with Section 409A of the Code other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment, or termination of the Plan and/or Award shall adversely affect the rights of a Participant.

SECTION 10. Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.

SECTION 11. Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

SECTION 12. General Provisions.

(a) The Board shall condition any Award upon compliance with applicable securities laws. The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws. All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any person any right to continued employment or engagement with the Company or any of its Affiliates, or (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 13. Effective Date of Plan. Subject to the approval of the Plan by the Company’ stockholders within twelve (12) months of the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board. In the absence of such stockholder approval, any Incentive Stock Option granted prior to the expiration of such 12- month period shall be treated for all purposes as a Non-Qualified Option.

SECTION 14. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 9; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the earlier of: (a) the date of the Plan’s adoption by the Board; or (b) the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Awards granted prior to such 10th anniversary may extend beyond that date.

SECTION 15. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 16. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the state of Delaware, without regard to the application of the principles of conflicts of laws of the state of Delaware or any other jurisdiction.

SECTION 17. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a) the Certificate of Incorporation of the Company (as the same may be amended and/or restated from time to time);

(b) the Bylaws of the Company (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 18. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan will be given by registered or certified mail, postage prepaid, and, addressed, if to the Company to its Secretary (or such other person as the Company may designate in writing from time to time) at its principal executive office, and, if to a Participant, to the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received. Notwithstanding the foregoing, the Company may give notice to any Participant by electronic transmission, which shall be deemed effective if given by a form of electronic transmission consented to by such Person.

SECTION 19. Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A of the Code (“Section 409A”), the provisions of the Plan and any applicable Award shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(a) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has separated from service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A.

(b) The grant of Non-Qualified Stock Options and other stock rights shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A.

(c) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

* * * * *

ADOPTION AND APPROVAL OF PLAN

Date Plan initially adopted by Board: July 23, 2014

Date Plan initially approved by Stockholders: October 7, 2014

Effective Date of Plan: July 23, 2014

———

Date First Amendment to Plan adopted by Board: April 24, 2015

Date First Amendment to Plan approved by Stockholders: April 24, 2015

———

Date Amended and Restated Plan adopted by Board: July 9, 2015

Date Amended and Restated Plan adopted by Stockholders: July 9, 2015

Effective Date of Plan as Amended and Restated: July 9, 2015

THIRD AMENDMENT

TO

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

OF

CLOVER HEALTH INVESTMENTS, CORP.

(adopted as of September 10, 2018)

The Amended and Restated 2014 Equity Incentive Plan (as currently amended, the “Plan”) of Clover Health Investments, Corp., a Delaware corporation (the “Company”), is hereby amended as follows:

1.Amendment to Section 3(a). Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Awards under the Plan is Seventeen Million Nine Hundred Seventeen Thousand Nine Hundred Two (17,917,902), all of which may be issued in respect of Incentive Stock Options. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.”

Except as set forth herein, the Plan shall remain in full force and effect without modification.

[Certification Page Follows]

The undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted and approved by the Board as of July        , 2018.

CLOVER HEALTH INVESTMENTS, CORP.

By:	/s/ Vivek Garipalli
Name:	Vivek Garipalli
Title:	Chief Executive Officer

[Signature Page to Amendment No. 3 to Clover Health Investments, Corp.

Amended and Restated Equity Incentive Plan]

STOCK OPTION GRANT AGREEMENT

pursuant to the

CLOVER HEALTH INVESTMENTS, CORP.

AMENDED AND RESTATED

2014 EQUITY INCENTIVE PLAN

THIS STOCK OPTION GRANT AGREEMENT (the “Grant Agreement”) is made and entered into by and between Clover Health Investments, Corp., a Delaware corporation (the “Company”), and the following individual:

Name: Address	(the “Optionee”)

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”). The Optionee agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in case of any conflict with this Grant Agreement, except as otherwise specifically provided in the Plan.

The Optionee is granted an Option to purchase Common Stock of the Company, subject in all events to the terms and conditions of the Plan and this Grant Agreement, as follows:

A. DATE OF GRANT: [See eShares for date of grant]

B. TYPE(S) OF OPTION: [See eShares for type of option]

To the extent designated as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, notwithstanding such designation, if the Optionee becomes eligible in any given year to exercise ISO’s for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Non-Qualified Stock Options (“NSO’s”). In the previous sentence, “ISO’s” include ISO’s granted under any plan of the Company or any Parent or any Subsidiary. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, ISO’s shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. Optionee hereby acknowledges that there is no assurance that the Option will, in fact, be treated as an Incentive Stock Option under Code Section 422.

C.	TOTAL SHARES OF COMMON STOCK COVERED BY OPTION:

[See eShares for total number of shares] Shares, as follows:

Number Covered by Incentive Stock Options: __________

Number Covered by Non-Qualified Stock Options: __________

D.	EXERCISE PRICE OF OPTION: [See eShares for exercise price] per Share (the “Exercise Price”).

E.	EXPIRATION DATE: [See eShares for expiration data] (subject to earlier termination as provided herein and in the Plan).

F.

EXERCISE SCHEDULE: Except as otherwise provided in this Grant Agreement, this Option (to the extent not previously exercised) may be exercised, in whole or in part, with respect to the Shares in accordance with the following vesting schedule:

[See eShares for vesting schedule]

To the extent that the Option vests and becomes exercisable, the Shares underlying the Option that vest become exercisable shall be cumulative and may be exercised in whole or in part (provided that the Company shall not be required to issue fractional shares). For the avoidance of doubt, no Shares underlying the Option shall vest and become exercisable after the date on which the Optionee ceases to be a Service Provider (as defined below).

G. RESTRICTED STOCK PURCHASE RIGHTS: Notwithstanding anything contained herein to the contrary, the Optionee shall have the right to exercise this Option with respect to all or a portion of the Shares subject to the Option which have not become exercisable pursuant to Paragraph F above and to receive Shares in exchange for payment of the Exercise Price; provided that the Optionee executes a Restrictions Agreement (as defined in Paragraph I below), subject to such modifications as the Board may in its discretion require, which Restrictions Agreement shall, among other things, set forth terms under which the Shares acquired by the Optionee will be subject to forfeiture on the same vesting schedule as applies under Paragraph F above.

Optionee hereby acknowledges that the Optionee has been informed that, with respect to Shares acquired pursuant to exercise of the Option under this Paragraph G, Optionee may file an election with the Internal Revenue Service (“IRS”) within 30 days of such exercise electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to be taxed currently on the excess, if any, of the fair market value of the Shares purchased on the date of exercise over the exercise price of the Option with respect to such Shares. Absent such an election, taxable income will be measured and recognized by the Optionee at the time or times at which the forfeiture restrictions on the Shares lapse. The Optionee is strongly encouraged to seek the advice of his or her own tax consultants in connection with the filing of the election under Section 83(b) of the Code. A form of election under Section 83(b) is attached hereto as Exhibit C for reference. If Optionee files an election under Section 83(b) of the Code with the IRS, he or she agrees to promptly furnish a copy of such election to the Company.

H. EXERCISE OF OPTION FOLLOWING TERMINATION OF SERVICE: This Option shall terminate and be cancelled to the extent not exercised within ninety (90) days after the Optionee ceases to be an employee, leased employee, member of the Board of Directors (including an advisory member) or consultant of the Company or any of its Affiliates (“Service Provider”), except that if such cessation is due to the death or Disability of the Optionee, this Option shall terminate and be cancelled twelve months after the Optionee ceases to be a Service Provider. To the extent not exercised within such period of time, the Option shall be cancelled.

Notwithstanding the foregoing, in the event that the Service Provider’s service with the Company or any Affiliate is terminated for “Cause” (as defined in the Plan), then the Option shall immediately terminate on the date of such termination of service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date as provided above and in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of cessation of status as a Service Provider.

I. RESTRICTIONS AGREEMENT; STOCKHOLDERS AGREEMENTS. As a condition precedent to the exercise of this Option, the Board may require the Optionee (or his/her estate or heir, or other permitted person exercising on the Optionee’s behalf, if applicable) to execute and deliver a Stock Restrictions Agreement in the form attached hereto as Exhibit B or such other form as the Board or Committee may require (the “Restrictions Agreement”), and/or such other Stockholders Agreements (as defined in the Plan) as the Board or Committee may require.

J. COVENANTS AGREEMENT. This Option shall be forfeited, nonexercisable and of no force or effect in the event that the Optionee breaches any agreement between the Optionee and the Company with respect to non-competition, non-solicitation, assignment of inventions and contributions and/or non-disclosure obligations of the Optionee.

K. METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or such other form as the Committee may require, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Committee. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

L. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof:

1.	cash;

2.	certified or bank check; or

3.

such other form of consideration and/or pursuant to such method as the Committee shall determine in its sole and absolute discretion, provided that such form of consideration and/or method is permitted by the Plan and by applicable law.

Upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable Federal and state tax withholding requirements (or to make such other provision for such tax withholding requirements permitted by the Plan and by applicable law).

M. TAX CONSEQUENCES OF OPTION. Some of the federal income tax consequences relating to the grant and exercise of this Option, as of the date of this Option, are set forth below. THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS NECESSARILY INCOMPLETE (AS THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE), AND ASSUMES THAT THE EXERCISE PRICE OF THIS OPTION IS NO LESS THAN THE FAIR MARKET VALUE OF THE COMMON STOCK UNDERLYING THE OPTION AT THE DATE OF GRANT. MOREOVER, THIS SUMMARY ONLY ADDRESSES THE FEDERAL INCOME TAX CONSEQUENCES UNDER THE LAWS OF THE UNITED STATES, AND DOES NOT ADDRESS WHETHER AND HOW THE TAX LAWS OF ANY OTHER JURISDICTION MAY APPLY TO THIS OPTION OR TO THE OPTIONEE. ACCORDINGLY, THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF ANY EXERCISED SHARES.

1.	Grant of the Option. The grant of an Option generally will not result in the imposition of a tax under the federal income tax laws.

2.	Exercising the Option.

(a) Non-Qualified Stock Option. The Optionee may incur regular federal income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a specified percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option on the date three (3) months and one (1) day following such change of status.

(c) Early Exercise and 83(b) Election. To the extent that the Optionee exercises the Option pursuant to Paragraph G hereof, the Shares that Optionee receives will be taxable to the Optionee if and when such Shares become vested. However, the Optionee may, no later than thirty (30) days following the transfer of the Shares to the Optionee, file an “83(b) election” (so named because the election is available under section 83(b) of the Code). If an 83(b) election is made, the Optionee will recognize income (or have an adjustment to alternative minimum taxable income) in an amount equal to the excess of the fair market value of the Shares at the time of exercise of the Option over the exercise price, but no additional income will be recognized (or further adjustment made to alternative minimum taxable income) by the Optionee upon the lapse of restrictions on the Shares (and prior to the sale of such shares). The advantages of a section 83(b) election can include (i) reducing the amount of tax that must be paid (because the value of the Shares may be significantly lower on the date of exercise than on the date the restrictions with respect to the Shares lapse) and (ii) shortening the time the Shares must be held in order for gain upon a subsequent sale or other disposition to be eligible for favorable long-term capital gain rates. However, a section 83(b) election could have adverse tax consequences, for example, if the Shares are subsequently forfeited, the Optionee may not deduct the income that was recognized (or included as an adjustment to alternative minimum taxable income) pursuant to the 83(b) election at the time of the receipt of the Shares.

3.	Disposition of Shares.

(a) NSO. If no 83(b) election has been made (see paragraph 2(c) above), upon disposition of the NSO Shares, the Optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the NSO Shares plus any amount recognized as ordinary income upon exercise of the NSO. If the Optionee holds NSO Shares for at least one year, any gain (or loss) realized on disposition of the NSO Shares will be treated as long-term capital gain (or loss) for federal income tax purposes.

(b) ISO. If the Optionee holds ISO Shares for more than one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or within two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall promptly notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

N. NON-TRANSFERABILITY OF OPTION. Unless otherwise consented to in advance in writing by the Committee, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

O. SECURITIES MATTERS. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or are exempt from registration thereunder.

P. OTHER PLANS. No amounts of income received by the Optionee pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided in such plan.

Q. NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE RIGHT TO EXERCISE SHARES PURSUANT TO THE EXERCISE SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT WITH THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS GRANT AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE EXERCISE SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE EXERCISE PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

R. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof (including, without limitation, any statements in the Optionee’s offer letter from the Company), and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Grant Agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of Delaware.

[Signature Page Follows]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. The Optionee has reviewed the Plan and this Grant Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Grant Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

OPTIONEE	CLOVER HEALTH INVESTMENTS, CORP.

By:	By:

Print Name:	Name: Title:

Date:	Date:

EXHIBIT A

CLOVER HEALTH INVESTMENTS, CORP.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Clover Health Investments, Corp.

Attention: [Corporate Secretary]

1. Exercise of Option. Effective as of today,__________, 201_, the undersigned (“Purchaser”) hereby elects to purchase __________ shares (the “Shares”) of the Common Stock of Clover Health Investments, Corp. (the “Company”) under and pursuant to the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated __________, 201_ (the “Option Agreement”). The per share purchase price for the Shares shall be $______ for an aggregate purchase price of $_______, as required by the Option Agreement. All of the Shares shall represent Shares acquired by reason of the exercise of [see eShares for type of option].

2. Delivery of Payment, Restrictions Agreement and Stockholders Agreement. Purchaser herewith delivers to the Company the full purchase price for the Shares and the applicable Restrictions Agreement and Stockholders Agreement(s) required by the Board, duly executed by Purchaser.

3. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares covered by the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance.

4. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Notice. All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the state of Delaware (the “DGCL”), the Purchaser consents to the delivery of any notice or communications to stockholders given by the Company under this Agreement, the DGCL or the Company’s Certificate of Incorporation or Bylaws by (i) facsimile telecommunication to the facsimile number set forth below (or to any other facsimile number for the Purchaser in the Company’s records), (ii) electronic mail to the electronic mail address set forth below (or to any other electronic mail address for the Purchaser in the Company’s records), (iii) posting on an electronic network together with separate notice to the Purchaser of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to the Purchaser. This consent may be revoked by the Purchaser by written notice to the Company (the “Consent Revocation”) and may be deemed revoked in the circumstances specified in Section 232 of the DGCL. A copy of the Consent Revocation (which shall not constitute notice) shall also be sent to Edward M. Zimmerman, Esq. at Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Agreement will be interpreted and enforced under the laws of the state of Delaware, without regard to conflict or choice of law principles.

Submitted by:	Accepted by:

PURCHASER	CLOVER HEALTH INVESTMENTS, CORP.

By:

Name:	Name:
Title:
Address:

Date:

E-mail:
Fax:
Date:

EXHIBIT B

STOCK RESTRICTIONS AGREEMENT

THIS STOCK RESTRICTIONS AGREEMENT (the “Agreement”) is made as of the day of , 20 __, by and between Clover Health Investments, Corp. a Delaware corporation (the “Company”), and (the “Stockholder”).

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Shares. The Stockholder, pursuant to the exercise of options granted to him or her by the Company under the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”), has purchased on even date herewith, subject to the terms and conditions set forth in this Agreement, __________ shares of common stock of the Company (the “Common Stock”), at a purchase price of __________ per share (the “Shares”). The aggregate purchase price for the Shares shall be paid by the Stockholder. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Stockholder one or more certificates in the name of the Stockholder for that number of Shares purchased by the Stockholder. The Stockholder agrees that the Shares shall be subject to the terms, conditions and restrictions set forth in this Agreement. The Stockholder further agrees that any additional shares of Common Stock acquired by the Stockholder shall be subject to the terms, conditions and restrictions set forth in this Agreement, and such shares of Common Stock shall be deemed Shares for all purposes hereunder; provided, further, that Shares acquired pursuant to the provisions of Paragraph G of the Stock Option Grant Agreement (the “Grant Agreement”) shall also be subject to the terms and conditions of Section 3 of this Agreement.

2. Restrictions on Transfer. The Stockholder shall not transfer any of the Shares, except by a transfer that meets the following requirements:

(a) Notice Requirement. If at any time the Stockholder proposes to sell or otherwise transfer or assign for cash, cash equivalents or any other form of consideration (including a promissory note) pursuant to a bona fide offer from any third party all or any part of his or her Shares (the “Offered Shares”), the Stockholder shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee(s) and state the number of shares to be transferred, the price per share and all other material terms and conditions of the transfer.

(b) Company Purchase. For fifteen (15) days following its receipt of such Transfer Notice, the Company shall have the right to purchase all or any lesser part of the Offered Shares at the price and upon the terms and conditions set forth in the Transfer Notice. In the event the Company elects to purchase all or any lesser part of the Offered Shares, it shall give written notice of its election to the Stockholder within such 15-day period, and the settlement of the sale on such Offered Shares shall be made as provided below in Section 2(c) of this Agreement.

(c) Settlement. If the Company elects to acquire all or any lesser part of the Offered Shares, the Company shall so notify the Stockholder, and settlement shall be made at the principal office of the Company in cash within thirty (30) days after the Company receives the Transfer Notice; provided, however, if the terms of payment set forth in the Stockholder’s Transfer Notice were other than cash against delivery, the Company may pay for such Offered Shares on the same terms and conditions set forth in the Transfer Notice.

(d) Sales Free of Restrictions. If the Company does not elect to purchase all of the Offered Shares, the Stockholder may, not sooner than fifteen (15) or later than sixty (60) days following the Company’s receipt of the Transfer Notice, enter into an agreement providing for the closing of the transfer of the Offered Shares covered by the Transfer Notice within thirty (30) days of the date such agreement is entered into on the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on different terms and conditions than those described in the Transfer Notice, as well as any subsequent proposed transfer of any of the Shares, shall again be subject to the right of first refusal of the Company and shall require compliance by the Stockholder with the procedures described in this Section 2.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 2:

(i) the Stockholder’s transfer of any or all of the Stockholder’s Shares, either during the Stockholder’s lifetime or on death by will or the laws of descent and distribution, to one or more members of the Stockholder’s immediate family, to a trust for the exclusive benefit of the Stockholder or such immediate family members, to any other entity owned exclusively by the Stockholder or such immediate family members, or to any combination thereof (each, a “Permitted Transferee”); provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements shall be exempt from this Section 2. “Immediate family” shall mean spouse (including, without limitation, any domestic partner or partner by virtue of same-sex marriage and/or civil union), children, grandchildren, parents or siblings of the Stockholder, including in each case adoptive relations; or

(ii) any transfer pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

Notwithstanding anything to the contrary contained elsewhere in this Section 2, except with respect to a transfer pursuant to Section 2(e)(ii), any proposed transferee or Permitted Transferee of the Stockholder shall receive and hold such stock subject to the provisions of this Agreement, and, as a condition of such transfer, shall deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. There shall be no subsequent transfer of such stock except in accordance with this Section 2.

(f) Compliance. In the event of a conflict between this Agreement and the Company’s bylaws (the “Bylaws”) containing a preexisting right of first refusal, the terms of the Bylaws will control and compliance with the Bylaws shall be deemed compliance with this Section 2.

(g) Termination of Restrictions on Transfer. The foregoing restrictions on transfer shall terminate upon the closing of the first public offering of securities of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, in the event that the Stockholder has entered into, or subsequently enters into, another agreement with the Company with respect to rights of first refusal or any other rights and/or obligations substantially similar to those set forth in this Section 2, the Stockholder and the Company agree and acknowledge that this Section 2 shall be automatically voided and shall have no further legal binding effect on either the Stockholder or the Company.

3. Additional Restrictions with respect to Shares acquired upon “Early Exercise” of the Option. Notwithstanding anything in this Agreement to the contrary, the following terms and conditions of this Section 3 shall apply to the Shares if and to the extent they were acquired as a result of the Stockholder’s exercise of the Option pursuant to the provisions of Paragraph G of the Grant Agreement:

(a) Unless and until such Shares become “Vested Shares” in accordance with Paragraph (b) below, the Shares may not be sold, transferred, assigned or pledged or otherwise be the subject of any disposition whatsoever, and shall be subject to the special repurchase rights of the Company set forth in Paragraph (c). Until such Shares become Vested Shares, they shall be held physically by the Company or in book entry form on the Company’s records.

(b) The Shares shall become Vested Shares in accordance with the following schedule:

[See eShares for Vesting Schedule]

(c) Except with respect to the restrictions set forth in this Section 3, or as otherwise provided in this Agreement or the Grant Agreement, the Stockholder shall have all the rights of a Stockholder of Common Stock with respect to the Shares (whether Vested or not) including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto; provided, however, that such dividends and other distributions shall be retained by the Company for the Stockholder’s account and for delivery to the Stockholder, together with the stock certificate or certificates representing such Shares, as and when the Shares to which such dividends relate become Vested Shares.

(d) Upon the voluntary or involuntary termination of the Stockholder’s service with the Company or any Affiliate (as defined in the Plan) for any reason (including death or disability) (the “Termination Date”), any dividends or distributions paid or declared on Shares which have not become Vested Shares shall be forfeited, and the Company shall have the right (the “Repurchase Right”) for a period of one hundred eighty (180) days from the Termination Date (the “Repurchase Period”) to repurchase any Shares that have not become Vested Shares as of the date the Stockholder ceases to be in the employ or service of the Company or any Affiliate. The Company shall pay the Stockholder an amount equal to the original purchase price paid by the Stockholder for such Shares, and, notwithstanding any provision in this Agreement to the contrary, such amount may be paid by cancellation of an equal amount of any indebtedness of the Stockholder to the Company. Unless the Company notifies the Stockholder in writing during the Repurchase Period that it does not intend to exercise its Repurchase Right with respect to some or all of the unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company on the last day of the Repurchase Period; provided, that the Company may notify the Stockholder that it is exercising its Repurchase Right as of an earlier date. Unless the Stockholder is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Right as to some or all of the unvested Shares to which it applies at the time of termination, execution of this Agreement by the Stockholder constitutes written notice to the Stockholder of the Company’s intention to exercise its Repurchase Right with respect to all unvested Shares to which such Repurchase Right applies. As a result of any repurchase of unvested Shares pursuant to this Section 3, the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of unvested Shares being repurchased by the Company, without further action by the Stockholder. Fractional shares shall be rounded to the nearest whole share.

(e) The Stockholder hereby acknowledges that the Stockholder has been informed that, with respect to the Shares, the Stockholder may file an election with the Internal Revenue Service, within 30 days of the exercise of the Option, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of exercise of the Option. Absent such an election, taxable income will be measured and recognized by the Stockholder at the time or times at which the Shares become Vested Shares. The Stockholder is strongly encouraged to seek the advice of his or her own tax consultant in connection with the issuance of the Shares and the advisability of filing of the election under Section 83(b) of the Code. THE STOCKHOLDER ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S RESPONSIBILTY, BUT RATHER IS THE STOCKHOLDER’S SOLE RESPONSIBILITY, TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY. If the Stockholder files an election under Section 83(b) of the Code, the Stockholder shall promptly furnish the Company with a copy of the election.

4. Effect of Prohibited Transfer. The Company shall not be required to (a) transfer on its books any of the Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) treat as owner of such Shares or to pay dividends or other distributions to any transferee to whom any such Shares shall have been so sold or transferred.

5. Drag-Along Right.

(a) Notwithstanding anything contained herein to the contrary, if at any time a stockholder of the Company, or a group of stockholders, owning at least a majority of the capital stock of the Company (hereinafter, collectively the “Transferring Stockholders”) proposes to enter into any transaction involving a Change in Control (as defined below) of the Company that involves the sale, assignment, tender or transfer of capital stock, the Company or the Transferring Stockholders may require the Stockholder to participate in such Change in Control transaction with respect to all or such number of the Stockholder’s Shares as the Company or the Transferring Stockholders may specify in its or their discretion, by giving the Stockholder written notice thereof at least ten (10) days in advance of the date of the transaction or the date that tender is required, as the case may be. Upon receipt of such notice, the Stockholder shall tender the specified number of Shares, at the same price and upon the same terms and conditions applicable to the Transferring Stockholders in the transaction or, in the discretion of the acquiror or successor to the Company, upon payment of the purchase price to the Stockholder in immediately available funds. In addition, if at any time the Company and/or any Transferring Stockholders propose to enter into any Change in Control transaction, the Company may require the Stockholder to vote in favor of such transaction, where approval of the stockholders is required by law or otherwise sought, by giving the Stockholder notice thereof within the time prescribed by law and the Company’s Certificate of Incorporation and Bylaws for giving notice of a meeting of stockholders called for the purpose of approving such transaction. If the Company requires such vote, the Stockholder agrees that he or she will, if requested, deliver his or her proxy to the person designated by the Company to vote his or her Shares in favor of such Change in Control transaction.

(b) The Stockholder hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to a designee of the Transferring Stockholders, with full power of substitution, with respect to the matters set forth herein, and hereby authorizes each of them to represent and to vote, if and only if the Stockholder (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Stockholder’s Shares in favor of approval of any Change in Control pursuant to and in accordance with the terms and provisions of this Section 5 of this Agreement. Each of the proxy and power of attorney granted pursuant to this Section 5 of this Agreement is given in consideration of the agreements and covenants of the Company, and as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires. The Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless this Agreement terminates or expires, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

(c) “Change in Control” shall mean, as to any entity: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the entity) by stockholders of the entity, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the entity to one or more Persons, (ii) the sale of all or substantially all of the assets of the entity (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the liquidation, dissolution or winding up of the entity.

(d) In the event that the Stockholder has entered into, or subsequently enters into, another agreement with the Company with respect to drag-along rights or any other rights and/or obligations substantially similar to those set forth in this Section 5, the Stockholder and the Company agree and acknowledge that this Section 5 shall be automatically voided and shall have no further legal binding effect on either the Stockholder or the Company.

6. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN A CERTAIN STOCK RESTRICTIONS AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS/HER PREDECESSOR IN INTEREST), AND NO TRANSFER OF SUCH SHARES MAY BE MADE WITHOUT COMPLIANCE WITH THAT AGREEMENT. A COPY OF THAT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE CORPORATION UPON APPROPRIATE REQUEST AND WITHOUT CHARGE.

7. Investment Representations. The Stockholder represents, warrants and covenants as follows:

(a) Stockholder is purchasing the Shares for the Stockholder’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

(b) Stockholder has had such opportunity as the Stockholder deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Stockholder to evaluate the merits and risks of the Stockholder’s investment in the Company.

(c) Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d) Stockholder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e) Stockholder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year (or, if the Shares were acquired in compliance with Rule 701 of the Securities Act, ninety days after an initial public offering of the Common Stock) and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are met; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

8. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his or her ownership of the Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

9. Market Stand-Off. Following the effective date of a registration statement of the Company filed under the Securities Act, the Stockholder, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) any securities of the Company held by the Stockholder at any time during such period except Common Stock (or other securities) included in such registration, provided however, that the restrictions set forth in this Section 9 shall be applicable only:

(a) to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

(b) if all officers and directors of the Company and all persons with registration rights with respect to the Company’s capital stock enter into similar agreements.

10. Withholding Taxes. The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase or disposition of the Shares by the Stockholder.

11. Invalidity or Unenforceability. It is the intention of the Company and the Stockholder that this Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Stockholder agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

12. Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the terms, conditions and restrictions on transfer set forth in Section 2 of this Agreement. The Company may assign its rights under this Agreement to a third party, provided such assignee agrees to be bound by all of the Company’s obligations under this Agreement.

14. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Stockholder any right to be retained, in any position, as an employee or consultant of the Company for any period of time or to restrict the Company’s right to terminate the Stockholder’s employment or consulting relationship at any time with or without cause or notice.

15. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Stockholder at the address contained in the records of the Company, or addressed to the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

16. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

17. Stockholder. Whenever the word “Stockholder” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Board of Directors of the Company, to apply to the Stockholder’s estate, personal representative, beneficiary to whom the Shares may be transferred by will or by the laws of descent and distribution, transferees, successors or assignees, the word “Stockholder” shall be deemed to include such persons.

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

19. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

20. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the state of Delaware, without application of the principles of conflict of laws thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Restrictions Agreement as of the day and year first above written.

CLOVER HEALTH INVESTMENTS, CORP.

By:
Name:
[Print]
Title:

STOCKHOLDER

Name:
[Print]
Address:

EXHIBIT C

ELECTION UNDER SECTION 83(B)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Regulations”), and in connection with this election supplies the following information:

1. The name, address and taxpayer identification number of the undersigned are:

Name:

Address:

Social Security Number: ____-___-____

2. The election is being made with respect to __________ shares of common stock, par value $0.0001 per share (the “Stock”), of Clover Health Investments, Corp., a Delaware corporation (the “Company”).

3. The date on which the Stock was transferred to the undersigned was __________. The taxable year for which this election is being made is calendar year __________.

4. The property is subject to the following restrictions:

The above-mentioned shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

Disposition of the Stock is also subject to restrictions imposed under applicable federal and state securities laws regulating the transfer of unregistered securities.

5. The fair market value of the Stock at the time of transfer (determined without regard to any lapse restriction, as defined in §1.83-3(i) of the Regulations) was $ per share, for an aggregate fair market value of $ __________.

6. The undersigned paid $ __________ the Stock. Therefore, $__________ (the difference between the full fair market value of the Stock stated above and the amount paid by the undersigned, if any) is includible in the undersigned’s gross income as compensation for services.

7. A copy of this election has been furnished to the Company as required by §1.83-2(d) of the Regulations.

Date:

[taxpayer signature]

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under Section 83(b) of the Internal Revenue Code. You should consult your tax advisor to determine whether you wish to make an election under Section 83(b). If, after consultation with your tax advisor, you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1. Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any, who receives property that is the subject of your election), retaining at least one photocopy for your records.

2. Send one counterpart to the Internal Revenue Service Center with which you will file your federal income tax return for the current year via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE GRANT DATE WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS, OR EXTENSIONS ARE PERMITTED.

3. Deliver one counterpart of the completed election to the Company for its files.

4. If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

5. Attach one counterpart of the completed election to your federal income tax return for this year when you file that return next year.

EXHIBIT A

CLOVER HEALTH INVESTMENTS, CORP.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Clover Health Investments, Corp.

Attention: [Corporate Secretary]

1. Exercise of Option. Effective as of today, ____________, 201_, the undersigned (“Purchaser”) hereby elects to purchase ____________shares (the “Shares”) of the Common Stock of Clover Health Investments, Corp. (the “Company”) under and pursuant to the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ______________, 201_ (the “Option Agreement”). The per share purchase price for the Shares shall be $____ for an aggregate purchase price of $____, as required by the Option Agreement. All of the Shares shall represent Shares acquired by reason of the exercise of [see eShares for type of option].

2. Delivery of Payment, Restrictions Agreement and Stockholders Agreement. Purchaser herewith delivers to the Company the full purchase price for the Shares and the applicable Restrictions Agreement and Stockholders Agreement(s) required by the Board, duly executed by Purchaser.

3. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares covered by the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance.

4. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Notice. All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the state of Delaware (the “DGCL”), the Purchaser consents to the delivery of any notice or communications to stockholders given by the Company under this Agreement, the DGCL or the Company’s Certificate of Incorporation or Bylaws by (i) facsimile telecommunication to the facsimile number set forth below (or to any other facsimile number for the Purchaser in the Company’s records), (ii) electronic mail to the electronic mail address set forth below (or to any other electronic mail address for the Purchaser in the Company’s records), (iii) posting on an electronic network together with separate notice to the Purchaser of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to the Purchaser. This consent may be revoked by the Purchaser by written notice to the Company (the “Consent Revocation”) and may be deemed revoked in the circumstances specified in Section 232 of the DGCL. A copy of the Consent Revocation (which shall not constitute notice) shall also be sent to Edward M. Zimmerman, Esq. at Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Agreement will be interpreted and enforced under the laws of the state of Delaware, without regard to conflict or choice of law principles.

Submitted by:	Accepted by:

PURCHASER	CLOVER HEALTH INVESTMENTS, CORP.

By:
Name:	Name:
Title:
Address:
Date:

E-mail:
Fax:

Date:

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed as of ___________, 201_, by the undersigned (the “Holder”) pursuant to the terms of (i) that certain Right of First Refusal and Co-Sale Agreement, dated as of April 24, 2015 (as may be amended and/or restated from time to time, the “ROFR Agreement”), by and among Clover Health Investments, Corp. (the “Company”) and the other parties thereto and (ii) that certain Voting Agreement, dated as of April 24, 2015 (as may be amended and/or restated from time to time, the “Voting Agreement” and together with the ROFR Agreement, the “Agreements”), by and among the Company and the parties thereto. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreements. By the execution of this Adoption Agreement, the Holder agrees as follows.

Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), in such party’s capacity as a “Stockholder” and “Key Holder” bound by the Agreements, and after such acquisition, Holder shall be a “Stockholder” and “Key Holder” for all purposes of the Agreements.

Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreements to be bound thereby, shall be bound by and subject to the terms of the Agreements and (b) adopts the Agreements with the same force and effect as if Holder were originally a party thereto.

Notice. Any notice required or permitted by the Agreements shall be given to Holder at the mailing address, electronic mailing address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

CLOVER HEALTH INVESTMENTS, CORP.

By:	By:

Name:	Name:

Title (if Holder is entity):	Title:

Address:

Email Address: